As filed with the Securities and Exchange Commission on December 28, 2012

File No. 811-22641

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]

Amendment No. 3 [X]

FRANKLIN ALTERNATIVE STRATEGIES FUNDS
(Exact Name of Registrant as Specified in Charter)

ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code (650) 312-2000

Craig S. Tyle, One Franklin Parkway
San Mateo, CA 94403-1906
(Name and Address of Agent for Service of Process)

Please send Copy of Communications to:
Bruce G. Leto, Esq.
Stradley, Ronon, Stevens & Young, LLP
2005 Market Street, Suite 2600
Philadelphia, PA 19103-7018

EXPLANATORY NOTE

This Amendment No. 3 (Amendment) to the Registration Statement of Franklin Alternative Strategies Funds (Registrant) on Form N-1A (File No. 811-22641) is being filed under the Investment Company Act of 1940, as amended (1940 Act), to amend and supplement Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A filed with the U.S. Securities and Exchange Commission (Commission) on September 28, 2012 under the 1940 Act (Accession No. 0001379491-12-000800) (Amendment No. 2), as pertaining to the Parts A and Parts B of the Franklin Pelagos Commodities Strategy Fund and the Franklin Pelagos Managed Futures Strategy Fund series of the Registrant (Funds).   The Parts A and the Parts B of the Funds, as filed in Amendment No. 2, are incorporated herein by reference.

The shares of the Funds are not registered under the Securities Act of 1933, as amended (1933 Act), because each Fund issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the 1933 Act. Shares of the Funds are sold only to “accredited investors,” as defined in Regulation D under the 1933 Act. This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the 1933 Act.

The audited Financial Statements and the Report of Independent Auditors thereon of the Registrant for the fiscal year ended May 31, 2012 (as filed with the Commission on July 30, 2012 (Accession No. 0001535538-12-000012)) contained in the Annual Report of the Funds dated May 31, 2012, are incorporated herein by reference.

SUPPLEMENT DATED DECEMBER 28, 2012

TO THE REGISTRATION STATEMENT OF

Franklin Alternative Strategies Funds

Franklin Pelagos Commodities Strategy Fund

Franklin Pelagos Managed Futures Strategy Fund

The offering circular is amended as follows:

The “Risks Related to Principal Investment Strategies – Commodity Exchange Act Exclusion” section, including the heading, in is replaced with the following:

Risks Related to Principal Investment Strategies – Commodity Exchange Act Regulation

Due to regulatory changes, the investment manager is expected to be registered as a “commodity pool operator” under the Commodity Exchange Act (CEA) and the rules of the Commodity Futures Trading Commission (CFTC) and, as of January 1, 2013, will be subject to CFTC regulation with respect to this Fund.   The investment manager intends to operate the Fund under a CFTC rule (Rule 4.7) that provides an exemption from most of the disclosure, reporting and recordkeeping requirements otherwise applicable to registered commodity pool operators.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH POOLS WHOSE PARTICIPANTS ARE LIMITED TO QUALIFIED ELIGIBLE PERSONS, AN OFFERING MEMORANDUM FOR THIS POOL IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMODITY FUTURES TRADING COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A POOL OR UPON THE ADEQUACY OR ACCURACY OF AN OFFERING MEMORANDUM. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS OFFERING OR ANY OFFERING MEMORANDUM FOR THIS POOL.

Please keep this amendment for future reference.

SUPPLEMENT DATED DECEMBER 28, 2012

TO THE REGISTRATION STATEMENT OF

Franklin Alternative Strategies Funds

Franklin Pelagos Commodities Strategy Fund

Franklin Pelagos Managed Futures Strategy Fund

Form N-1A/Part B (Statement of Additional Information) is amended as follows:

The fourth paragraph under “Glossary of Investments, Techniques, Strategies and Their Risks - Derivative instruments” is replaced with the following:

Due to regulatory changes, the investment manager is expected to be registered as a “commodity pool operator” under the Commodity Exchange Act (CEA) and the rules of the Commodity Futures Trading Commission (CFTC) and, as of January 1, 2013, will be subject to CFTC regulation with respect to this Fund.   The investment manager intends to operate the Fund under a CFTC rule (Rule 4.7) that provides an exemption from most of the disclosure, reporting and recordkeeping requirements otherwise applicable to registered commodity pool operators.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH POOLS WHOSE PARTICIPANTS ARE LIMITED TO QUALIFIED ELIGIBLE PERSONS, AN OFFERING MEMORANDUM FOR THIS POOL IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMODITY FUTURES TRADING COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A POOL OR UPON THE ADEQUACY OR ACCURACY OF AN OFFERING MEMORANDUM. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS OFFERING OR ANY OFFERING MEMORANDUM FOR THIS POOL.

Please keep this amendment for future reference.

FRANKLIN ALTERNATIVE STRATEGIES FUNDS

File No. 811-22641

PART C

Other Information

Item 28.           Exhibits.

The following exhibits are incorporated by reference to the previously filed document indicated below, except as noted:

(a)        Agreement and Declaration of Trust

(i)         Certificate of Trust of Franklin Alternative Strategies Funds dated July 21, 2011

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(ii)        Agreement and Declaration of Trust of Franklin Alternative Strategies Funds dated July 21, 2011

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(b)        By-laws

(i)         By-Laws of Franklin Alternative Strategies Funds effective as of July 21, 2011

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(c)        Instruments Defining Rights of Security Holders

(i)         Agreement and Declaration of Trust

(a)        Article III, Shares

(b)        Article V, Shareholders’ Voting Powers and Meetings

(c)        Article VI, Net Asset Value; Distributions; Redemptions; Transfers

(d)       Article VIII, Certain Transactions: Section 4

(e)        Article X, Miscellaneous: Section 4

(ii)        By-Laws

(a)        Article II, Meetings of Shareholders

(b)        Article VI, Records and Reports: Section 1, 2 and 3

(c)        Article VII, General Matters: Section 3, 4, 6 and 7

(d)       Article VIII, Amendment: Section 1

(iii)       Part B, Statement of Additional Information – Item 22

(d)       Investment Advisory Contracts

(i)         Investment Management Agreement between Registrant, on behalf of Franklin Pelagos Commodities Strategy Fund, and Franklin Advisers, Inc. dated November 4, 2011

Filing:  Amendment No. 1 to the Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  February 23, 2012

(ii)        Investment Management Agreement between Registrant, on behalf of Franklin Pelagos Managed Futures Strategy Fund, and Franklin Advisers, Inc. dated November 4, 2011

Filing:  Amendment No. 1 to the Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  February 23, 2012

(iii)       Subadvisory Agreement between Franklin Advisers, Inc., on behalf of Franklin Pelagos Commodities Strategy Fund, and Pelagos Capital Management, LLC dated November 4, 2011

Filing:  Amendment No. 1 to the Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  February 23, 2012

(iv)       Subadvisory Agreement between Franklin Advisers, Inc., on behalf of Franklin Pelagos Managed Futures Strategy Fund, and Pelagos Capital Management, LLC dated November 4, 2011

Filing:  Amendment No. 1 to the Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  February 23, 2012

(e)        Underwriting Contracts

Not Applicable

(f)        Bonus or Profit Sharing Contracts

Not Applicable

(g)        Custodian Agreements

(i)         Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(ii)        Amendment dated May 7, 1997 to Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(iii)       Amendment dated February 27, 1998 to Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(iv)       Amendment dated January 5, 2012 to Exhibit A of the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing:  Amendment No. 1 to the Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  February 23, 2012

(v)        Amendment dated May 16, 2001 to the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(vi)       Amendment dated January 5, 2012 to Schedule A of the Amendment dated May 16, 2001 to the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing: Amendment No. 1 to Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  February 23, 2012

(vii)      Amended and Restated Foreign Custody Manager Agreement between Registrant and The Bank of New York Mellon made as of May 16, 2001

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(viii)     Amendment dated January 5, 2012 to Schedule 1 of the Amended and Restated Foreign Custody Manager Agreement between Registrant and The Bank of New York Mellon made as of May 16, 2001

Filing:  Amendment No. 1 Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  February 23, 2012

(ix)       Amendment dated September 1, 2011 to Schedule 2 of the Amended and Restated Foreign Custody Manager Agreement between Registrant and The Bank of New York Mellon made as of May 16, 2001

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(x)        Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(xi)       Amendment dated January 5, 2012 to Exhibit A of the Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing:   Amendment No. 1 to the Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  February 23, 2012

(h)        Other Material Contracts

(i)         Fund Administration Agreement between Registrant, on behalf of Franklin Pelagos Commodities Strategy Fund, and Franklin Templeton Services, LLC dated November 4, 2011

Filing:   Amendment No. 1 to the Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  February 23, 2012

(ii)        Fund Administration Agreement between Registrant, on behalf of Franklin Pelagos Managed Futures Strategy Fund, and Franklin Templeton Services, LLC dated November 4, 2011

Filing:   Amendment No. 1 to the Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  February 23, 2012

(iii)       Form of Placement Agent Agreement between Registrant and Franklin Templeton Financial Services, Inc.

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(i)         Legal Opinion

(i)         Opinion and consent of counsel dated December 6, 2011

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(j)         Other Opinions

Not Applicable

(k)        Omitted Financial Statements

Not Applicable

(l)         Initial Capital Agreements

Not Applicable

(m)       Rule 12b-1 Plan

Not Applicable

(n)        Rule 18f-3 Plan

Not Applicable

(p)        Code of Ethics

(i)         Franklin Templeton Code of Ethics dated April 1, 2012

Filing:  Amendment No. 2 to the Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  September 28, 2012

(ii)        Pelagos Code of Ethics dated July 2010

Filing:  Registration Statement on Form N-1A

File No. 811-22641

Filing Date:  December 6, 2011

(q)        Power of Attorney

Not Applicable

Item 29.           Persons Controlled by or Under Common Control with the Fund

None

Item 30.           Indemnification

The Agreement and Declaration of Trust (the “Declaration”) provides that any person who is or was a Trustee, officer, employee or other agent, including the underwriter, of such Trust shall be liable to the Trust and its shareholders only for (1) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing, or (2) the person’s own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person (such conduct referred to herein as Disqualifying Conduct) and for nothing else. Except in these instances and to the fullest extent that limitations of liability of agents are permitted by the Delaware Statutory Trust Act (the “Delaware Act”), these Agents (as defined in the Declaration) shall not be responsible or liable for any act or omission of any other Agent of the Trust or any investment adviser or principal underwriter. Moreover, except and to the extent provided in these instances, none of these Agents, when acting in their respective capacity as such, shall be personally liable to any other person, other than such Trust or its shareholders, for any act, omission or obligation of the Trust or any trustee thereof.

The Trust shall indemnify, out of its property, to the fullest extent permitted under applicable law, any of the persons who was or is a party, or is threatened to be made a party to any Proceeding (as defined in the Declaration) because the person is or was an Agent of such Trust. These persons shall be indemnified against any Expenses (as defined in the Declaration), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the Proceeding if the person acted in good faith or, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not in itself create a presumption that the person did not act in good faith or that the person had reasonable cause to believe that the person’s conduct was unlawful. There shall nonetheless be no indemnification for a person’s own Disqualifying Conduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with securities being registered, the Trust may be required, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court or appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 31.           Business and Other Connections of the Investment Adviser

The officers and directors of Franklin Advisers, Inc. (Advisers), the Registrant's investment manager, also serve as officers and/or directors/trustees for (1) Advisers' corporate parent, Franklin Resources, Inc. (Resources), and/or (2) other investment companies in Franklin Templeton Investments. Pelagos Capital Management, LLC (Pelagos) serves as the sub-advisor of both series of the Registrant. Franklin Templeton Institutional, LLC, an indirect subsidiary of Resources, has an ownership position in Pelagos. For additional information please see Part B and Schedules A and D of Form ADV of Advisers (SEC File 801-26292) and Pelagos (SEC File 801-69056), incorporated herein by reference, which set forth the officers and directors of Advisers and officers of Pelagos and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 32.           Principal Underwriters

Not Applicable

Item 33.           Location of Accounts and Records

The accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 are kept by the Fund at One Franklin Parkway, San Mateo, CA  94403-1906 or its shareholder service agent, Franklin Templeton Investor Services, LLC, at 3344 Quality Drive, Rancho Cordova, CA 95670-7313.

Item 34.           Management Services

There are no management-related service contracts not discussed in Part A or Part B.

Item 35.           Undertakings

Not Applicable

SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Mateo and the State of California, on the 28th day of December, 2012.

FRANKLIN ALTERNATIVE STRATEGIES FUNDS

(Registrant)

By: /s/Steven J. Gray

Steven J. Gray

Vice President

FRANKLIN ALTERNATIVE STRATEGIES FUNDS

REGISTRATION STATEMENT

EXHIBITS INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
EX-99.(a)(i)	Certificate of Trust of Franklin Alternative Strategies Funds dated July 21, 2011	*
EX-99.(a)(ii)	Agreement and Declaration of Trust of Franklin Alternative Strategies Funds dated July 21, 2011	*
EX-99.(b)(i)	By-Laws of Franklin Alternative Strategies Funds effective as of July 21, 2011	*
EX-99.(d)(i)	Investment Management Agreement between Registrant, on behalf of Franklin Pelagos Commodities Strategy Fund, and Franklin Advisers, Inc. dated November 4, 2011	*
EX-99.(d)(ii)	Investment Management Agreement between Registrant, on behalf of Franklin Pelagos Managed Futures Strategy Fund, and Franklin Advisers, Inc. dated November 4, 2011	*
EX-99.(d)(iii)	Subadvisory Agreement between Franklin Advisers, Inc., on behalf of Franklin Pelagos Commodities Strategy Fund, and Pelagos Capital Management, LLC dated November 4, 2011	*
EX-99.(d)(iv)	Subadvisory Agreement between Franklin Advisers, Inc., on behalf of Franklin Pelagos Managed Futures Strategy Fund, and Pelagos Capital Management, LLC dated November 4, 2011	*
EX-99.(g)(i)	Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	*
EX-99.(g)(ii)	Amendment dated May 7, 1997 to Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	*
EX-99.(g)(iii)	Amendment dated February 27, 1998 to Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	*
EX-99.(g)(iv)	Amendment dated January 5, 2012 to Exhibit A of the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	*
EX-99.(g)(v)	Amendment dated May 16, 2001 to the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	*
EX-99.(g)(vi)	Amendment dated January 5, 2012 to Exhibit A of the Amendment dated May 16, 2001 to the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	*
EX-99.(g)(vii)	Amended and Restated Foreign Custody Manager Agreement between Registrant and The Bank of New York Mellon made as of May 16, 2001	*
EX-99.(g)(viii)	Amendment dated January 5, 2012 to Schedule 1 of the Amended and Restated Foreign Custody Manager Agreement between Registrant and The Bank of New York Mellon made as of May 16, 2001	*
EX-99.(g)(ix)	Amendment dated September 1, 2011 to Schedule 2 of the Amended and Restated Foreign Custody Manager Agreement between Registrant and The Bank of New York Mellon made as of May 16, 2001	*
EX-99.(g)(x)	Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	*
EX-99.(g)(xi)	Amendment dated January 5, 2012 to Exhibit A of the Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	*
EX-99.(h)(i)	Fund Administration Agreement between Registrant, on behalf of Franklin Pelagos Commodities Strategy Fund, and Franklin Templeton Services, LLC dated November 4, 2011	*
EX-99.(h)(ii)	Fund Administration Agreement between Registrant, on behalf of Franklin Pelagos Managed Futures Strategy Fund, and Franklin Templeton Services, LLC dated November 4, 2011	*
EX-99.(h)(iii)	Form of Placement Agent Agreement between Registrant and Franklin Templeton Financial Services, Inc.	*
EX-99.(i)(i)	Opinion and consent of counsel dated December 6, 2011	*
EX-99.(p)(i)	Franklin Templeton Code of Ethics dated April 1, 2012	*
EX-99.(p)(ii)	Pelagos Code of Ethics dated July 2010	*

*Incorporated by Reference